                                                                   Exhibit 10.16



                           SCHEDULE OF MATERIAL TERMS




                                                                                                                         Shares of
                                                                                                                            Common
                              Date of                                        Installments Due        Final Payment           Stock
Name                        Agreement       Amount         Interest Rate      And Payable          Due and Payable         Pledged
----                        ----------       ------         -------------   ------------------      ---------------         ------
Philip H. Devlin            May 6, 1997      $ 13,642.74           8%           May 5                 May 5, 2002            75,793

J. Breckenridge Eagle       May 6, 1997      $ 34,106.76           8%           May 5                 May 5, 2002            189,482

Steven H. Kane              May 6, 1997       $ 60,750             8%           May 5                 May 5, 2002            180,000

Lester John Lloyd           May 6, 1997       $  7,875             8%           May 5                 May 5, 2002             43,750

Peter J. Manberg            May 6, 1997       $ 14,617.19          8%           May 5                 May 5, 2002             81,207

Jean M. Nelson              May 6, 1997       $ 12,180.76          8%           May 5                 May 5, 2002             67,672

J. Neal Armstrong           May 6, 1997       $ 21,600             8%           May 5                 May 5, 2002            120,000

Nassib G. Chamoun           November 1, 1998  $33,333.60           8%           October 31            October 31, 2003        41,667

J.Neal Armstrong            November 1, 1998  $11,666.40           8%           October 31            October 31, 2003        14,583

Philip H. Devlin            November 1, 1998  $ 8,333.60           8%           October 31            October 31, 2003        10,417

                                 PROMISSORY NOTE

$                                                         ---------------------
 ---------------------------------                        Natick, Massachusetts


         FOR VALUE RECEIVED,                     (the "Maker"), promises to pay
to Aspect Medical Systems, Inc., or order, at the offices of Aspect Medical Systems, Inc. or at such other place as the holder of this Note may designate,
the principal sum of $        , together with interest on the unpaid principal
balance of this Note from time to time outstanding at the rate of 8% per year until paid in full. Principal and interest shall be paid as follows: principal shall be paid by the Maker in four equal annual installments in the amount of
$         each, plus interest accrued, with the first such installment due and
payable on        and the next three installments due and payable on       ,
of each year thereafter, plus a final principal payment equal to the remaining principal balance plus all accrued but unpaid interest and other amounts then
due and payable, with such final payment due and payable on         .

         Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed, compounded annually. All payments by the Maker under this Note shall be in immediately available funds.

         Payment of this Note is secured by a security interest in certain property of the Maker (the "Collateral") pursuant to a pledge agreement of even date herewith between the Maker and Aspect Medical Systems, Inc. (the "Pledge Agreement").

         This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

         (1) default in the payment when due of any principal, premium or interest under this Note;

         (2)      the occurrence of any event of default under the Pledge
                  Agreement; or

         (3) the institution by or against the Maker of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors.

         Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

         Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

         All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

         Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the holder in its discretion.

         No reference in this Note to the Pledge Agreement or any guaranty shall impair the obligation of the Maker, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

         The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Maker under this Note.

         No delay or omission on the part of the holder in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         This Note may be prepaid in whole or in part at any time or from time to time in the sole discretion of the holder. Any such prepayment shall be without premium or penalty.

         None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal.

ATTEST:

By:  _______________________________      By:  ______________________________

                                PLEDGE AGREEMENT

         This is a pledge agreement made as of the     of         between
____________________________, an individual residing at
_________________________________, (the "Pledgor"), and Aspect Medical Systems,
Inc., a Delaware corporation with its principal place of business at Two Vision Drive, Natick, Massachusetts 01760 (the "Pledgee").

         1. Pledge of Collateral. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby grants Pledgee a security interest in the capital stock identified in Exhibit A annexed hereto, the certificates for which Pledgor has delivered to Pledgee together with a stock transfer power executed in blank (the "Collateral").

         2. Obligations Secured. The security interest in the Collateral granted hereby secures payment and performance of the obligations of Pledgor to Pledgee, whether now existing or hereafter arising, including but not limited to those obligations described in that certain promissory note from Pledgor to Pledgee of even date herewith in the principal amount of $__________ (the "Note"), together with all interest, with respect to such debt (the "Obligations").

         3. Pledgee's Rights and Duties with respect to the Collateral. Pledgee's only duty with respect to the Collateral shall be to exercise reasonable care to secure the safe custody thereof. Pledgee shall have the right but not the obligation to (a) demand, sue for, receive and collect all money or money damages payable on account of any Collateral, (b) protect, preserve or assert any other rights of Pledgor or take any other action with respect to the Collateral, and (c) pay any taxes, liens, assessments, insurance premiums or other charges pertaining to the Collateral. Any expenses incurred by Pledgee under the preceding sentence shall be paid by Pledgor upon demand, become part of the Obligations secured by the Collateral and bear interest at the rate provided in the Note until paid. Pledgee shall be relieved of all responsibility for the Collateral upon surrendering it to Pledgor.

         4. Pledgor's Warranties and Indemnity. Pledgor represents, warrants and covenants (a) that it is and will be the lawful owner of the Collateral, (b) that the Collateral is and will remain free and clear of all liens, encumbrances and security interests other than the security interest granted by Pledgor hereunder, and (c) that Pledgor has the sole right and lawful authority to pledge the Collateral and otherwise to comply with the provisions hereof. In the event that any adverse claim is asserted in respect of the Collateral or any portion thereof, except such as may result from an act of Pledgee not authorized hereunder, Pledgor promises and agrees to indemnify Pledgee and hold Pledgee harmless from and against any losses, liabilities, damages, expenses, costs and reasonable counsel fees incurred by Pledgee in exercising any right, power or remedy of Pledgee hereunder or defending, protecting or enforcing the security interests created hereunder. Any such loss, liability or expense so incurred shall be paid by Pledgor upon demand, become part of the obligations secured by the Collateral and bear interest at the rate provided in the Note until paid.

         5. Voting of Collateral. While Pledgor is not in default hereunder, Pledgor may vote the capital stock and other securities, if any, pledged as Collateral.

         6. Dividends and Other Distributions. While Pledgor is not in default hereunder, Pledgor may receive cash dividends, and other distributions payable with respect to the Collateral, provided, however, that Pledgor shall immediately inform Pledgee of the receipt of any such dividend, payment or other distribution and shall hold the amount thereof in trust for Pledgee unless and until Pledgee shall in writing release Pledgor from such trust. Pledgor shall cause all non-cash dividends and distributions with respect to the Collateral to be distributed directly to Pledgee, to be held by Pledgee as additional Collateral, and if any such distribution is made to Pledgor it shall receive such distribution in trust for Pledgee and shall immediately transfer it to Pledgee.

         7. Pledgor's Default. Pledgor shall be in default hereunder upon the occurrence of any of the following events:

                  (a) If any event of default by the Pledgor shall occur under the Note;

                  (b) If any lien, encumbrance or adverse claim of any nature whatsoever is asserted with respect to any Collateral and such lien, encumbrance or adverse claim is not removed within sixty (60) days or if Pledgor attempts to transfer the Collateral;

                  (c) If Pledgor fails to fulfill any obligation hereunder and such obligation shall not be fulfilled within sixty (60) days thereafter; or

                  (d) If the "fair market value" per share of the Collateral is at or below $.20 per share. For purposes of this Section 7(d), the "fair market value" per share of the Collateral shall be the price determined in good faith by the Board of Directors of the Company.

         8. Pledgee's Rights upon Default. Upon the occurrence of any default as defined in the preceding section, Pledgee may, if Pledgee so elects in its sole option:

                  (a) at any time and from time to time, sell, assign and deliver the whole or any part of the Collateral at a sale through a broker in a public market where securities of the type constituting such Collateral are usually traded, without any advertisement, presentment, demand or performance, protest, notice of protest, notice of dishonor or any other notice;

                  (b) at any time and from time to time sell, assign and deliver all or any part of the Collateral, or any interest therein, at any other public or private sale, for cash, on credit or for other property, for immediate or future delivery without such assumption of credit risk, and for such price or prices and on such terms as Pledgee in its absolute discretion may determine, provided that (i) at least ten days' notice of the time and place any such sale shall be given to Pledgor, and (ii) in the case of any private sale, such notice shall also contain the terms of the proposed sale and Pledgee shall sell the Collateral proposed to be sold to any purchaser procured by Pledgor who is ready, willing and able to purchase, and who prior to the time of such sale tenders the purchase price of, such Collateral on terms more favorable to Pledgee than the terms contained in such notice;

                  (c) exercise the right to vote, the right to receive cash dividends and other distributions, and all other rights with respect to the Collateral as though Pledgee were the absolute owner thereof, whether or not such rights were retained by Pledgor as against Pledgee before default;

                  (d) at Pledgee's option, take title to the Collateral; and

                  (e) exercise all other rights available to a secured party under the Uniform Commercial Code and other applicable law.

         9. Application of Sale Proceeds. In the event of a sale of the Collateral, the proceeds shall first be applied to the payment of the expenses of the sale, including broker's commissions, counsel fees, any taxes or other charges imposed by law upon the Collateral or the transfer thereof and all other charges paid or incurred by Pledgee pertaining to the sale; and, second, to satisfy outstanding Obligations, in the order in which Pledgee elects in its sole discretion; and, third, the surplus (if any) shall be paid to Pledgor.

         10. Termination. This Agreement shall terminate in its entirety upon full payment of the Obligations to Pledgee, and Pledgee shall return any remaining Collateral to Pledgor within thirty days after such termination.

         11. Notices. All notices made or required to be made hereunder shall be sent by United States first class or certified or registered mail, with postage prepaid, or delivered by telecopy or by hand to Pledgee or to Pledgor at the addresses first above written. Notice by mail shall be deemed to have been made on the date when the Notice is deposited in the mail.

         12. Heirs, Successors, Etc. This Pledge Agreement and all of its terms and provisions shall benefit and bind the heirs, successors, assigns, transferees, executors and administrators of each of the parties hereto.

         13. Pledgee's Forbearance. Any forbearance, failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed a waiver of such right, power or remedy.

         14. Governing Law. This Pledge Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

         EXECUTED under seal at Natick, Massachusetts as of the date first above written.

PLEDGOR:                                    PLEDGEE:

                                            ASPECT MEDICAL SYSTEMS, INC.


________________________                    By: _________________________
[Insert Name of Pledgor]


                                                                       Exhibit A



                               _________________________ shares of Common Stock
                                     represented by Certificate No. ______